UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 10, 2008

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-18492

New Jersey (State or other jurisdiction of incorporation or organization)	22-1899798 (I.R.S. Employer Identification No.)

1 Executive Drive
Somerset, NJ 08873
(Address and zip code of principal executive offices)

(877) 523-9897
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 10, 2007, TeamStaff, Inc. (the “Company”) was notified by the Nasdaq Stock Market that the Nasdaq Hearings Panel has granted the Company’s request to remain listed on the Nasdaq Global Market pending the effectiveness of the Company’s proposed reverse stock split. The Company’s hearing before the Panel was held on February 7, 2008. The decision of the Panel to grant the Company’s request for continued listing is subject to the conditions that: (a) on or before April 18, 2008, the Company inform the Panel that it has obtained shareholder approval for, and implemented, a reverse stock split and (b) on or before May 5, 2008, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten consecutive trading days. In the event we do not comply with these conditions, our common stock may be suspended from The Nasdaq Global Market. As previously reported, the Company scheduled its annual meeting of stockholders for April 17, 2008 to approve, among other matters, a reverse split of its common stock.

As previously announced, the Company requested a hearing before the Nasdaq Hearings Panel following its receipt on January 4, 2008 of a Staff Deficiency Letter from the Nasdaq Stock Market notifying us that we no longer meet The Nasdaq Stock Market’s minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5). On March 12, 2008, TeamStaff issued a press release announcing that it had received the Panel’s decision. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated March 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Rick Filippelli
Name: Rick Filippelli
Title: President and Chief Executive Officer
Date: March 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 12, 2008.